UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ALON USA ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
     The Board of Directors has determined that the 2006 Annual Meeting of Stockholders of Alon USA Energy, Inc., or Alon, will be held on May 9, 2006 at 9:00 a.m., Dallas, Texas time, at The Frontiers of Flight Museum, 6911 Lemmon Avenue, Dallas, Texas 75209, for the following purposes:
(1) To elect ten directors to serve until the 2007 annual meeting or until their respective successors are elected and have been qualified;
(2) To ratify the appointment of KPMG LLP as Alon’s independent registered public accounting firm for 2006;
(3) To approve the Alon USA Energy, Inc. 2005 Incentive Compensation Plan; and
(4) To transact any other business properly brought before the meeting.
     Information concerning the matters to be voted upon at the meeting is set forth in the accompanying Proxy Statement. Holders of record of Alon’s common stock as of the close of business on March 24, 2006 are entitled to notice of, and to vote at, the meeting.
     We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.
By order of the Board of Directors,

Harlin R. Dean
Vice President, General Counsel and Secretary
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
April 13, 2006

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TABLE OF CONTENTS
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ALON USA ENERGY, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 9, 2006
GENERAL INFORMATION
     This Proxy Statement is being mailed to stockholders beginning on or about April 13, 2006 in connection with the solicitation of proxies by the Board of Directors of Alon USA Energy, Inc. to be voted at the 2006 Annual Meeting of Stockholders of Alon to be held May 9, 2006 and at any postponement or adjournment thereof. The accompanying notice describes the time, place and purposes of the Annual Meeting.
     Holders of record of Alon’s common stock, $0.01 par value, at the close of business on March 24, 2006 are entitled to vote on the matters presented at the annual meeting. On the record date, 46,809,857 shares of common stock were issued and outstanding and entitled to one vote per share. The common stock is the only outstanding class of voting securities of Alon.
     Action may be taken at the annual meeting on May 9, 2006 or on any date or dates to which the meeting may be adjourned. Holders of shares of common stock representing a majority of the voting power, present in person or represented by proxy, shall constitute a quorum. Unless instructions to the contrary are given, shares will be voted as indicated on the proxy card. A stockholder who has given a proxy may revoke it as to any proposal on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of Alon USA Energy, Inc. in care of Mellon Investment Services, LLC at 480 Washington Blvd., Jersey City, NJ 07310 or at the executive offices Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date. If no instructions are indicated, such shares will be voted FOR the nominees for director identified below, FOR ratification of the appointment of Alon’s independent accountants, and FOR the proposal to approve the Alon USA Energy, Inc. 2005 Incentive Compensation Plan.
     The holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. For purposes of determining whether a quorum exists, abstentions and broker non-votes will be included in determining the number of shares present or represented at the annual meeting. However, with respect to any matter brought to a vote at the annual meeting, abstentions and broker non-votes will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. In order to obtain approval of any matter brought to a vote at the annual meeting, the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the election of directors but will have the effect of a vote against all other proposals. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.
     Alon pays for the cost of soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone and or otherwise by directors, officers or employees of Alon, none of whom will be specially compensated for such activities. Alon also intends to request that brokers, banks and other nominees solicit proxies from their principals and will reimburse such brokers, banks and other nominees for reasonable expenses incurred by them in connection with such activities.

CORPORATE GOVERNANCE MATTERS
The Board of Directors
     At the date of this proxy statement, the Board consists of ten members. Ten director nominees have been nominated for election at the annual meeting to serve for a one-year term expiring at Alon’s annual meeting of stockholders in 2007.
     During 2005, the Board held twelve meetings and took action by written consent one time. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served, except for Mr. Pinchas Cohen. Alon did not hold an annual meeting of stockholders in 2005 because it was a private, wholly-owned subsidiary of Alon Israel Oil Company, Ltd., or Alon Israel. Under Alon’s Corporate Governance Guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, and attend and participate in, Board meetings and meetings of Board committees on which he or she serves. Each Board member is expected to ensure that other commitments do not materially interfere with his or her service as a director of Alon.
     The age, principal occupation and certain other information for each director nominee are set forth below:
     David Wiessman, 51, has served as Executive Chairman of the Board of Directors of Alon since July 2000 and served as President and Chief Executive Officer of Alon from its formation in 2000 until May 2005. Mr. Wiessman has over 25 years of oil industry and marketing experience. Since 1994, Mr. Wiessman has been Chief Executive Officer, President and a director of Alon Israel. In 1992, Bielsol Investments (1987) Ltd. acquired a 50% interest in Alon Israel. In 1987, Mr. Wiessman became Chief Executive Officer of, and a stockholder in, Bielsol Investments (1987) Ltd., a sister company of Bielsol Ltd. In 1976, after serving in the Israeli Air Force, he became Chief Executive Officer of Bielsol Ltd., a privately owned Israeli company that owns and operates gasoline stations and owns real estate in Israel. Mr. Wiessman is also Chairman of the Board of Directors of Blue Square Israel, Ltd., which is listed on the New York Stock Exchange, or NYSE, and the Tel Aviv Stock Exchange, and Deputy Chairman of the Board of Directors of Blue Square Chain Properties and Investments, Ltd., which is listed on the Tel Aviv Stock Exchange. Mr. Wiessman also has served as Chairman of the Board and President of Dor Alon Energy, the energy segment of the Alon Group in Israel, since January 2005.
     Itzhak Bader, 60, has served as a director of Alon since August 2000. Mr. Bader has also served as Chairman of the Board of Directors of Alon Israel since 1993. He is Chairman of Granot Cooperative Regional Organization Corporation, a purchasing organization of the Kibbutz movement, a position he has held since 1995. In addition, he is also Chairman of Gat, Givat Haim Agricultural Cooperative for Conservation of Agricultural Production Ltd., an Israeli beverage producer, a position he has held since 1999. Mr. Bader is also a director of Blue Square Israel, Ltd.
     Boaz Biran, 42, has served as director of Alon since May 2002. Mr. Biran has been a director of Bielsol Investments (1987) Ltd. since 1998, and a partner in Shraga F. Biran & Co., a law firm in Israel, since 1999. Mr. Biran has also served as Chairman of the Board of Directors of Rosebud Medical Ltd., an investment company in Israel listed on the Tel Aviv Stock Exchange, since November 2003.
     Pinchas Cohen, 54, has served as a director of Alon since May 2002. Mr. Cohen is the Chief Executive Officer of Africa Israel Investments Ltd., an investment company in Israel listed on the Tel Aviv Stock Exchange, a position he has held since 1999. From 1998 to 1999, he was Executive Vice President of Africa Israel Investments Ltd., and from 1994 to 1998, he was General Manager of ELDAN Transportation and Tourism, a car rental and road service company in Israel. Mr. Cohen is also a director of Alon Israel and Blue Square Israel, Ltd.
     Shaul Gliksberg, 44, has served as a director of Alon since December 2005. Mr. Gliksberg is Senior Vice President of Finance of Africa Israel Investments Ltd. a position he has held since October 2005. From January 1998 to August 2005, he was the Chief Financial Officer of Tnuva Food Industries Ltd., the largest food company in Israel. He serves as the director of certain subsidiaries of Africa Israel Investments, Ltd. and Blue Square Israel, Ltd.
     Ron W. Haddock, 65, has served as a director of Alon since August 2002. Mr. Haddock also served as a consultant to Alon and certain of its subsidiaries from September 2000 to May 2005. From December 1989 to July 2000, Mr. Haddock served as Chief Executive Officer of Fina, Inc. Mr. Haddock currently serves as the Chairman of the Board and Chief Executive Officer of Prisma Energy International, a Houston-based international energy corporation and successor to the international energy infrastructure business of Enron Corp. Mr. Haddock also serves as Chairman of the Board of Safety-Kleen Systems, Inc., a waste management, oil recycling and refining company; and as a director of Trinity Industries,

Inc., a diversified transportation, industrial and construction company; and Adea Solutions, Inc., a high-tech personnel and consulting firm.
     Jeff D. Morris, 54, has served as a director and as Alon’s President and Chief Executive Officer since May 2005 and has served as the President and Chief Executive Officer of Alon’s subsidiary, Alon USA, Inc., since its inception in August 2002 and of Alon’s other operating subsidiaries since July 2000. Prior to joining Alon, he held various positions at Fina, Inc., where he began his career in 1974. Mr. Morris served as Vice President of Fina’s SouthEastern Business Unit from 1998 to 2000 and as Vice President of its SouthWestern Business Unit from 1995 to 1998. In these capacities, he was responsible for both the Big Spring refinery and Fina’s Port Arthur refinery and had responsibility for crude gathering assets and marketing activities for both business units.
     Yeshayahu Pery, 72, has served as a director of Alon since August 2003. Mr. Pery has also served as a director of Alon Israel since 1997. He is Chairman of MIGAL INC., a technology institute in the biotechnology field, a position he has held since 1998. From 1997 until 2004, Mr. Pery served as Chairman and Chief Executive Officer of Galilee Cooperative Organization, a purchasing and finance organization of the Kibutz movement. In addition, Mr. Pery served as Chairman of Agricultural Insurance Association and the Atudot pension fund between 1995 and 2004.
     Zalman Segal, 69, has served as a director of Alon since July 2005. Mr. Segal is Vice Chairman of the board of directors of Bank Leumi USA, and its subsidiary, Leumi Investment Services. Mr. Segal served from 1989 through 2004 as Chief Executive Officer and as a director of Bank Leumi USA, where he was responsible for the commercial banking business of Bank Leumi USA in the Western Hemisphere.
     Avraham Shochat, 69, has served as a director of Alon since October 2005. From 1988 to January 2006 he served as a member of the Israeli Parliament, where he chaired or was a member of various committees including economics, finance, defense, foreign affairs and education. From 1992 to 1996 and 1999 to 2001, Mr. Shochat served as Israel’s Minister of Finance and from October 2000 to March 2001 as the country’s Minister of Infrasture. Mr. Shochat also serves as a director of Israel Chemicals Ltd. a company engaged in the development, manufacture and marketing of fertilizers and industrial and performance products traded on the Tel Aviv Stock Exchange; and Bank Mizrahi Tefahot Ltd., Israel’s fourth largest bank traded on the Tel Aviv Stock Exchange.
Independent Directors
     The Board has determined that Alon is a “controlled company” for the purposes of Section 303A of the NYSE Listed Company Manual because more than 50% of the voting power of Alon is held by Alon Israel. As such, Alon relies on exemptions from the provisions of Section 303A that would otherwise require it, among other things, to have a board of directors composed of a majority of independent directors. The Board has determined that each of Messrs. Segal and Shochat is independent of Alon and its management within the meaning of the NYSE’s listing standards.
     Under the NYSE’s listing standards, a director will not be deemed independent unless the Board affirmatively determines that the director has no material relationship with Alon. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that each of the independent directors named above has no material relationship with Alon, either directly or as a partner, stockholder or officer of an organization that has a relationship with Alon, and is therefore independent under the NYSE’s listing standards.
Committees of the Board
     The Board has standing Audit and Compensation Committees. As a controlled company, Alon relies on exemptions from the provisions of Section 303A that would otherwise require it, among other things, to have a Compensation Committee composed of independent directors and to have a Nominating and Corporate Governance Committee. Additionally, as a controlled company and pursuant to the SEC rules, Alon is permitted to phase in the independence of the Audit Committee and is not required to have an audit committee composed entirely of independent directors until July 27, 2006. Currently, Messrs. Haddock, Segal and Shochat serve on the Audit Committee, and Messrs. Morris and Wiessman serve on the Compensation Committee. The Board has made an assessment and determined that Alon’s reliance on this phase-in exemption will not have a material adverse effect on the ability of the Audit Committee to act independently or to fulfill its obligations and mandates under SEC regulations.

     As a controlled company, the Board does not believe that it is necessary to have a Nominating and Corporate Governance Committee or a committee performing the functions of this committee, and does not have such a committee or charter. The entire Board participates in the nomination of candidates for election to the Board. In accordance with Alon’s Corporate Governance Guidelines, the Board identifies individuals qualified to become Board members. In identifying candidates, the Board considers such factors as it deems appropriate, including the individual’s education, experience, reputation, judgment, skill, integrity, industry knowledge, the degree to which the individual’s qualities and attributes complement those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
     Audit Committee. The purposes of the Audit Committee are to assist the Board in its oversight of (i) the integrity of Alon’s financial statements, (ii) Alon’s compliance with legal and regulatory compliance, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of Alon’s internal audit function, and to prepare an audit committee report for inclusion in Alon’s annual proxy statement. Following Alon’s initial public offering on July 28, 2005, the Audit Committee met two times during 2005. The Audit Committee Charter, which, among other things, sets forth the Audit Committee’s responsibilities, is included herein as Appendix A. For further information, see the “Audit Committee Report” below.
     The Audit Committee consists of Messrs. Haddock, Segal and Shochat. The Board has determined that (i) each of Messrs. Segal and Shochat meets the audit committee independence criteria specified in Securities and Exchange Commission, or SEC, rules and the NYSE’s listing standards; (ii) each of Messrs. Haddock, Segal and Shochat has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Haddock, Segal and Shochat has accounting or related financial management expertise; and (iv) Mr. Segal, the Chairperson of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K. The Board has determined that Mr. Haddock currently does not meet the independence criteria specified in SEC rules and the NYSE’s listing standards due to consulting services provided by Mr. Haddock to Alon pursuant to an agreement that was terminated in May 2005. See “Certain Relationships and Related Transactions -Transactions with Management and Others.”
     Compensation Committee. The purpose of the Compensation Committee is to establish and administer Alon’s policies, programs and procedures for determining compensation for Alon’s executive officers and Board members. The Compensation Committee reviews and reports to the Board on matters related to compensation strategies, polices and programs, including management development, incentive compensation and employee benefit programs. For further information, see the “Compensation Committee Report on Executive Compensation” below.
     Messrs. Wiessman and Morris are members of the Compensation Committee. Following Alon’s initial public offering on July 28, 2005, the Compensation Committee met one time and took action by written consent two times during 2005.
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
     The full texts of Alon’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters for the Audit Committee and Compensation Committee, are available in the Corporate Governance section of Alon’s website (www.alonusa.com). In addition, you may request a copy of any of these documents by writing to the Investor Relations Department of Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251. Alon intends to post any waivers of its Code of Business Conduct and Ethics (to the extent applicable to its directors or executive officers) at this location on its website. In addition, the Audit Committee Charter is included herein as Appendix A.
Compensation of Directors
     Non-employee directors receive an annual fee of $50,000 and receive an additional fee of $1,500 per meeting attended. Mr. Segal, the chairperson of the Audit Committee also receives an additional annual fee of $10,000, and each member of the Audit Committee receives an additional fee of $1,500 per Audit Committee meeting attended. In addition, each independent director and each other non-employee director who is not affiliated with Alon Israel receives $25,000 per year in restricted stock which vests in three equal installments on each of the first, second and third anniversaries of the grant date.
     Following Alon’s initial public offering in July 2005, Alon provided an opportunity to each independent director and each other non-employee director not affiliated with Alon Israel to purchase up to 12,500 shares of restricted stock of Alon under Alon’s 2005 Incentive Compensation Plan at $12.00 per share (a 25% discount from the initial public offering price of Alon’s common stock of $16.00 per share). Mr. Haddock purchased 12,500 shares of such restricted stock, which was approved by the Board on November 7, 2005. The restricted stock vests in three equal installments on each of the first, second and third anniversaries of the date of purchase.
Presiding Director
     The NYSE listing standards require Alon’s non-management directors to meet at regularly scheduled executive sessions without management. Alon’s non-management directors intend to meet in such executive sessions following each regular meeting of the Board in 2006. Mr. Pery will preside over such sessions.
Communication With Directors
     Any stockholder or other interested party who wishes to communicate directly with the Board or any committee thereof, or any member or group of members of the Board or any committee thereof, may do so by writing to the Board of Directors or the applicable committee thereof (or one or more named individuals) in care of the Secretary of Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251. All communications received will be collected by the Secretary of Alon and forwarded to the appropriate director or directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL HOLDERS AND MANAGEMENT
     The following table presents information regarding the number of shares of Alon common stock beneficially owned as of March 31, 2006, by each of Alon’s directors, each executive officer of Alon named in the Summary Compensation Table, and all directors and executive officers of Alon as a group. In addition, the table presents information about each person known to Alon to beneficially own 5% or more of Alon common stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 46,809,857 shares of Alon common stock outstanding as of March 31, 2006.

	Beneficial Share Ownership
	Number of	Percent of
Directors, Executive Officers and 5% Stockholders	Shares	Outstanding Shares
Directors and Executive Officers
David Wiessman (1)	2,106,543	4.50%
Itzak Bader	—	—
Boaz Biran	—	—
Pinchas Cohen	—	—
Shaul Gliksberg	—	—
Ron W. Haddock	13,887	*
Jeff D. Morris (2)	100	*
Yeshayahu Pery	—	—
Zalman Segal	1,387	*
Avraham Shochat	—	—
Joseph A. Concienne III (2)	2,000	*
Harlin R. Dean	15,669	*
Claire A. Hart (2)	5,000	*
Joseph Israel	14,122	*
All directors and executive officers as a group (16 persons) (1)	2,175,077	4.65%
Other 5% or more Stockholders
Alon Israel Oil Company, Ltd. (3)	34,767,465	74.27%
Wellington Management Company, LLP (4)	2,428,876	5.19%

*	Indicates less than 1%

(1)	Includes: (a) a right to exchange a 2% ownership interest in Alon Israel held in trust by Eitan Shmueli, as trustee, of which Mr. Wiessman is the sole beneficiary, for a 2.0% ownership interest in certain subsidiaries of Alon Israel, including Alon, which if exercised in full as of the date of this proxy statement for Alon’s common stock would represent 936,197 shares; (b) options to purchase up to 936,591 shares of Alon common stock from Tabris Investments Inc. (a wholly owned subsidiary of Alon Israel); (c) 233,655 shares of Alon common stock held in trust by Eitan Shmueli, as trustee, of which Mr. Wiessman is the sole beneficiary; and (d) 100 shares of Alon common stock held by Mr. Wiessman.

(2)	Messrs. Morris, Hart and Concienne each own shares of non-voting stock of Alon Assets, Inc., or Alon Assets, and Alon USA Operating, Inc., or Alon Operating. Alon Assets and Alon Operating are subsidiaries of Alon through which Alon conducts substantially all of its business. As of March 31, 2006, there were 201,090.1 shares of capital stock of Alon Assets outstanding and 75,512.3 shares of capital stock of Alon Operating outstanding. Messrs. Morris, Hart and Concienne each own shares of non-voting stock of Alon Assets and Alon Operating as set forth in the following table:

	Alon Assets		Alon Operating
	Non-voting	Percent of all	Non-voting	Percent of all
Name of Beneficial Owner	Common Stock	Common Stock	Common Stock	Common Stock
Jeff D. Morris	7,929.3	3.9%	2,977.6	3.9%
Claire A. Hart	1,982.2	1.0	744.3	1.0
Joseph A. Concienne	807.6	0.4	303.2	0.4

Total	10,719.1	5.3%	4,025.1	5.3%

The individuals named in the table above hold options to purchase an aggregate of 6,849.3 shares of Alon Assets and 2,572.3 shares of Alon Operating. Subject to the satisfaction of specified performance targets and certain acceleration events, these options will vest in full by 2010 (assuming the continued employment of the individuals).

(3)	Alon Israel filed a Schedule 13G with the SEC on November 4, 2005 reporting that Alon Israel beneficially owned 35,001,200 shares of Alon common stock, of which it had sole investment and voting power over 33,600,000 shares and shared investment and voting power over 1,401,120 shares owned by Tabris. The address of Alon Israel and Tabris is Europark (France Building), Kibbutz Yakum 60972, Israel. According to Forms 4 filed by David Wiessman and Alon Israel with the SEC on January 19, 2006, pursuant to Section 16(a) of the Securities Exchange Act of 1934, Mr. Wiessman exercised an option to buy 233,655 shares of Alon’s common stock owned by Tabris reducing Alon Israel’s beneficial ownership to 34,767,465.
               As of March 31, 2006, Alon Israel had 8,415,613 ordinary shares outstanding, which were owned of record as follows:

		Percent of
	Number of	Outstanding
Record Holder	Shares	Shares
Bielsol Investments (1987) Ltd. (a)	3,131,375	37.21%
Africa Israel Trade & Agencies Ltd. (b)	2,200,428	26.14
Several Purchase Organizations of the Kibbutz Movement (c)	2,915,497	34.65
Mr. Eitan Shmueli, as trustee (d)	168,313	2.00

Total	8,415,613	100.00%

(a)	Bielsol Investments (1987) Ltd. is a privately held Israeli limited liability company that is owned (1) 80.0% by Shebug Ltd., an Israeli limited liability company that is wholly owned by the family of Shraga Biran, the father of Boaz Biran, one of our directors, and (2) 20.0% by David Wiessman, the Executive Chairman of our Board of Directors. The address of Bielsol Investments (1987) Ltd. is 1 Denmark St., Petak-Tivka, Israel.

(b)	Africa Israel Trade & Agencies Ltd. is an Israeli limited liability company that is a wholly owned subsidiary of Africa Israel Investments Ltd., a publicly held Israeli limited liability company that is listed on the Tel Aviv Stock Exchange. Based on information available to us, Africa Israel Investments Ltd. is beneficially owned (1) 79.95% by Lev Leviev, an Israeli citizen, (2) 0.66% by Bank Leumi le-Israel B.M., a publicly held limited liability company listed on the Tel Aviv Stock Exchange, and (3) 19.39% by public shareholders. Mr. Pinchas Cohen and Mr. Shaul Gliksberg, each one of our directors, are the Chief Executive Officer and Senior Vice President – Finance, respectively, of Africa Israel Investments Ltd. The address of Africa Israel Investments Ltd. is 4 Derech Hahoresh, Yahud, Israel.

(c)	The Kibbutz Movement is a combination of approximately 270 economic cooperatives, or purchase organizations, engaged in agriculture, industry and commerce in Israel. The shares of Alon Israel shown in the table above as owned by several purchase organizations of the Kibbutz Movement are owned of record by ten such purchase organizations. Each of the purchase organizations that owns of record 5% or more of the outstanding shares of Alon Israel is shown on the following table:

		Percent of
	Number of	Outstanding
Purchase Organization	Shares	Shares
Granot Cooperative Regional Organization Corporation	505,172	6.0%
Mishkey Emek Hayarden Ltd.	489,012	5.8
Miskey Hanegev Export Ltd.	476,209	5.7
Itzhak Bader, one of our directors, is Chairman of Granot Cooperative Regional Organization Corporation.

The purchase organizations of the Kibbutz Movement have granted to Delek Holdings an irrevocable power of attorney to vote all of the shares of Alon Israel held by such purchase organizations. Delek Holdings is an Israeli limited liability company that is owned by nine organizations of the Kibbutz Movement, some of which are also stockholders of Alon Israel. One of our directors, Mr. Bader, is Chairman of Delek Holdings. The address of Delek Holdings is Derech Lod 298 Shalem Ranch, Tel Aviv, Israel.

(d)	The shares of Alon Israel held by Mr. Eitan Shmueli are held by him as trustee of a trust which David Wiessman, the Executive Chairman of our Board of Directors, is the sole beneficiary. These shares are treated as non-voting shares.

Bielsol Investments (1987) Ltd., Africa Israel Trade & Agencies Ltd., the purchase organizations of the Kibbutz Movement and Delek Holdings are parties to a shareholders agreement. Under that agreement:
•	Certain major decisions made by Alon Israel require the approval of more than 75.0% of the voting interests in Alon Israel or of more than 75% of the board of directors of Alon Israel, as applicable. The provisions of the shareholders agreement relating to approval of major transactions involving Alon Israel also apply to approval of major transactions involving significant subsidiaries of Alon Israel, including Alon.

•	The number of directors of Alon Israel must be between three and 12, with each 8.0% of the shares of Alon Israel entitling the holder thereof to elect one director. This provision currently allows Bielsol Investments (1987) Ltd. to elect four directors, Africa Israel Trade & Agencies Ltd. to elect three directors, and the purchase organizations of the Kibbutz Movement to elect four directors.

•	There are various rights of first refusal among the shareholders who are party to the agreement.
(4)	Wellington Management Company, LLP filed a Schedule 13G with the SEC on December 30, 2005 reporting that Wellington beneficially owned 2,428,876 shares of Alon common stock of which it had shared investment power over 2,406,579 shares and shared voting power over 1,244,047 shares. The address of Wellington Management Company is 75 State Street, Boston, MA 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require Alon’s executive officers and directors and persons who own more than ten percent of Alon’s Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the SEC. Executive officers, directors and persons owning more than ten percent of Alon’s common stock are required by SEC regulations to furnish Alon with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, Alon believes that, during the year ended December 31, 2005, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of Alon’s common stock were met except that each of Jimmy C. Crosby, Vice President of Supply and Planning, and Joseph Israel, Vice President of Mergers and Acquisitions, filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 with respect to shares purchased upon the exercise of purchase rights in August 2005.

EXECUTIVE COMPENSATION
Summary Compensation Table
     Until May 2005, Mr. Wiessman served as Alon’s Executive Chairman, President and Chief Executive Officer. In May 2005, the executive officers of Alon’s subsidiary, Alon USA, Inc., were elected as Alon’s executive officers with Mr. Morris becoming President and Chief Executive Officer. The following table provides a summary of the compensation awarded to, earned by or paid to Mr. Wiessman and to Messrs. Morris, Hart, Concienne, Dean and Israel, Alon’s current Chief Executive Officer and four most highly compensated executive officers. Alon refers to these individuals as its named executive officers.

				Long Term
				Compensation
		Annual Compensation (1)		Awards	All Other
		Salary	Bonus	Restricted Stock	Compensation
Name and Principal Position	Year	($)	($)	Awards ($)	($)(2)
David Wiessman (3)	2005	$288,000	$240,865	—	—
President and Chief Executive Officer of Alon USA Energy, Inc. (through May 2005); Executive Chairman of the Board (since May 2005)	2004	$140,534	$134,453	—	—

Jeff D. Morris (4)	2005	$289,675	$520,457	—	984
President and Chief Executive Officer of Alon USA, Inc. (through May 2005); President and Chief Executive Officer of Alon USA Energy, Inc. (since May 2005)	2004	$289,675	$464,360	—	—

Claire A. Hart (4)	2005	$176,723	$179,912	—	604
Senior Vice President	2004	$173,214	$202,953	—	—

Joseph A. Concienne (4)	2005	$172,958	$176,621	—	594
Vice President of Refining and Transportation	2004	$167,387	$197,209	—	—

Harlin R. Dean	2005	$248,727	$434,167	$319,961 (5)	851
Vice President, General Counsel and Secretary	2004	$245,001	$163,890	—	—

Joseph Israel	2005	$181,535	$124,125	$252,954 (6)	622
Vice President of Mergers and Acquisitions	2004	$176,400	$36,799	—	—

(1)	Amounts of perquisites and personal benefits have been excluded as being below the minimum dollar thresholds set forth in the SEC’s proxy disclosure rules.

(2)	For 2005, these amounts represent premiums on (a) life insurance, (b) accidental death and dismemberment insurance, and (c) long-term disability insurance.

(3)	Alon entered into an agreement with Mr. Wiessman effective January 1, 2005, pursuant to which he will serve as Alon’s Executive Chairman of the Board through December 31, 2009. Pursuant to this agreement, Alon pays Mr. Wiessman, through a company owned by him, a fee of $24,000 per month, and Mr. Wiessman is entitled to participate in our employee bonus plan and our stock option plans at the same level as our Chief Executive Officer. In the event Alon terminates this agreement prior to December 31, 2009, Alon will be required to pay Mr. Wiessman a fee equal to the product of (a) 200% of his monthly fee and (b) each year of service with Alon since August 2000, and twelve months of severance.

(4)	Bonus includes amounts paid under our stock option plans to cover the exercise price of options exercised in the year indicated and reimbursement of related tax obligations.

(5)	On November 7, 2005, Mr. Dean was awarded 15,669 shares of restricted stock under, and in accordance with the terms of, the Alon USA Energy, Inc. 2005 Incentive Compensation Plan. The closing market price on the date of grant was $20.42. One-third of the shares of restricted stock vest on each of the first three anniversaries of the date of grant. To the extent dividends are declared on Alon’s common stock, dividends will be paid on the restricted stock awarded to Mr. Dean. As of

December 31, 2005, Mr. Dean owned 15,669 shares of restricted stock of Alon having an aggregate market value of $307,896 (based upon a closing market price of $19.65 per share on December 30, 2005).

(6)	On August 17, 2005, Mr. Israel was awarded 2,666 shares of restricted stock at a purchase price of $12.00 per share under, and in accordance with the terms of, the Alon USA Energy, Inc. 2005 Incentive Compensation Plan. The closing market price on the date of grant was $19.00. On November 7, 2005, Mr. Israel was awarded 11,456 shares of restricted stock under, and in accordance with the terms of, the Alon USA Energy, Inc. 2005 Incentive Compensation Plan. The closing market price on the date of grant was $20.42. One-third of the shares of restricted stock under both grants vest on each of the first three anniversaries of the date of grant. To the extent dividends are declared on Alon’s common stock, dividends will be paid on the restricted stock awarded to Mr. Israel. As of December 31, 2005, Mr. Israel owned 14,212 shares of restricted stock of Alon at an aggregate market value of $245,505 (based upon a closing market price of $19.65 on December 30, 2005 after deducting the $12.00 purchase price paid for 2,666 shares granted on August 17, 2005).
Pension Plans
     The following table provides the estimated annual benefits payable to eligible employees upon retirement under Alon’s pension plan, based on the eligible employee’s average annual compensation level at retirement and credited years of service.

	Pension Plan Table (a) (b)
	Years of Service
Compensation Level	15	20	25	30	35
$125,000	$30,938	$41,250	$51,563	$61,875	$72,188
150,000	37,125	49,500	61,875	74,250	86,625
175,000	43,313	57,750	72,188	86,625	101,063
200,000	49,500	66,000	82,500	99,000	115,500
225,000	55,688	74,250	92,813	111,375	129,938
250,000	61,875	82,500	103,125	123,750	144,375
300,000	74,250	99,000	123,750	148,500	173,250
400,000	99,000	132,000	165,000	198,000	231,000
450,000	111,375	148,500	185,625	222,750	259,875
500,000	123,750	165,000	206,250	247,500	288,750

(a)	Pension plan benefits are computed on a straight-line annuity basis.

(b)	The benefits listed in the pension plan table above are subject to a deduction for Social Security benefits.
     Employees who participate in the pension plan make no contributions. A participating employee becomes vested in the pension plan once that employee has completed five full years of employment, assuming a minimum of 1,000 hours of service per year. After becoming vested, a participating employee has a non-forfeitable right to his vested retirement benefit. A participant’s compensation for purposes of determining benefits under the pension plan includes salary, bonus and overtime pay. The bonus amount does not include bonuses paid to our executives in connection with the option plans of Alon Assets or Alon Operating. The compensation covered by the pension plan and the credited years of service with respect to Messrs. Wiessman, Morris, Hart, Concienne, Dean and Israel as of December 31, 2006 are set forth in the table below, assuming retirement at the normal retirement age under the pension plan of 65:

	Compensation Covered	Credited Years
Name	by Pension Plan	of Service
David Wiessman	$—	—
Jeff D. Morris	683,111	31.8
Claire A. Hart	351,906	5.5
Joseph A. Concienne	342,396	4.9
Harlin R. Dean	632,617	3.3
Joseph Israel	318,954	5.4

     Alon also provides additional pension benefits to our highly compensated employees through our benefits restoration plan. If an employee is a participant in Alon’s pension plan and is subject to the limitation on compensation pursuant to Section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended, or the Code, then the employee can participate in the benefits restoration plan and is eligible for a benefit equal to the benefit that would be payable under Alon’s pension plan but for the limitations on compensation less the benefit actually payable under Alon’s pension plan. The benefits restoration plan is unfunded and vests on the same schedule as Alon’s pension plan.
Employment Agreements and Change of Control Arrangements
     Jeff D. Morris. Alon is party to an Executive Employment Agreement with Jeff Morris which provides for Mr. Morris to serve as Alon’s President and Chief Executive Officer through April 30, 2010 and which automatically renews for one-year terms unless terminated by either party. Mr. Morris currently receives a base salary of $289,674 per year and is eligible for annual merit increases. Under his employment agreement, Mr. Morris is entitled to participate in Alon’s annual cash bonus plans, pension plan and benefits restoration plan and Alon’s 2000 stock option plans. Additionally, Alon is required to provide Mr. Morris with additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Morris is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. This agreement also prohibits Mr. Morris from disclosing Alon’s proprietary information received through his employment.
     In the event of a change in control of Alon Assets or Alon Operating in which the equity securities owned by Mr. Morris in Alon Assets or Alon Operating (whether actually or contingently owned) are included which occurs either (i) prior to the earlier of July 31, 2010 or the date of vesting of Mr. Morris’ shares of common stock of Alon Assets and Alon Operating or (ii) after the termination of Mr. Morris’ employment by us without cause or by Mr. Morris for good reason, Mr. Morris is entitled to receive a cash bonus in the amount of 8% of the amount by which the aggregate implied equity value of Alon Assets and Alon Operating exceeds $20 million. The percentage due to Mr. Morris is subject to adjustment based on the number of shares of common stock owned by Mr. Morris that vest prior to any change of control transaction, and the implied equity value of Alon Assets or Alon Operating, as the case may be, is subject to a minimum estimated value based on the year in which the change of control occurs.
     Claire A. Hart. Alon is party to an Executive Employment Agreement with Claire Hart which provides for Mr. Hart to serve as Alon’s Senior Vice President through April 30, 2010 and which automatically renews for one-year terms unless terminated by either party. Mr. Hart currently receives a base salary of $177,900 per year and is eligible for annual merit increases. Under his employment agreement, Mr. Hart is entitled to participate in Alon’s annual cash bonus plans, pension plan and benefits restoration plan and Alon’s 2000 stock option plans. Additionally, Alon is required to provide Mr. Hart with additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Hart is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. This agreement also prohibits Mr. Hart from disclosing Alon’s proprietary information received through his employment.
     Joseph A. Concienne. Alon is party to an Executive Employment Agreement with Joseph Concienne which provides for Mr. Concienne to serve as Vice President of Refining and Transportation through April 30, 2010 and which automatically renews for one-year terms unless terminated by either party. Mr. Concienne currently receives a base salary of $175,000 per year and is eligible for annual merit increases. Under his employment agreement, Mr. Concienne is entitled to participate in Alon’s annual cash bonus plans, pension plan and benefits restoration plan and Alon’s 2000 stock option plans. Additionally, Alon is required to provide Mr. Concienne with additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Concienne is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. This agreement also prohibits Mr. Concienne from disclosing Alon’s proprietary information received through his employment.
     Harlin R. Dean. Alon is party to a Management Employment Agreement with Harlin Dean which provides for Mr. Dean to serve as Alon’s Vice President, General Counsel and Secretary through April 30, 2010 and which automatically renews for one-year terms unless terminated by either party. Mr. Dean currently receives a base salary of $250,700 per year and is eligible for annual merit increases. Under his employment agreement, Mr. Dean is entitled to participate in Alon’s annual cash bonus plans, pension plan and benefits restoration plan. Additionally, Alon is required to provide Mr. Dean with additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Dean is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. This agreement also prohibits Mr. Dean from disclosing Alon’s proprietary information received through his employment.

     Joseph Israel. Alon is party to a Management Employment Agreement with Joseph Israel which provides for Mr. Israel to serve as Alon’s Vice President of Mergers and Acquisitions through April 30, 2010 and which automatically renews for one-year terms unless terminated by either party. Mr. Israel currently receives a base salary of $183,900 per year and is eligible for annual merit increases. Under his employment agreement, Mr. Israel is entitled to participate in Alon’s annual cash bonus plans, pension plan and benefits restoration plan. Additionally, Alon is required to provide Mr. Israel with additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Israel is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. This agreement also prohibits Mr. Israel from disclosing Alon’s proprietary information received through his employment.
Compensation Committee Interlocks and Insider Participation
     Alon established a compensation committee in 2005 consisting of Jeff D. Morris, Alon’s President and Chief Executive Officer since May 2005, and David Wiessman, Alon’s Executive Chairman of the Board of Directors since July 2000. Mr. Morris was President and Chief Executive Officer of Alon’s subsidiary Alon USA, Inc. since its inception in August 2002 and of Alon’s other operating subsidiaries since July 2000. Mr. Wiessman was Alon’s President and Chief Executive Office since it formation in 2000 until May 2005.
     Compensation for Alon’s executive officers other than Messrs. Wiessman and Morris is determined by Messrs. Wiessman and Morris, with Mr. Morris’ compensation being determined by Mr. Wiessman. Mr. Wiessman’s compensation is determined by Alon’s Board, excluding Mr. Wiessman. See “Certain Relationships and Related Transactions” for information regarding relationships and transactions involving Alon in which Messrs. Wiessman and Morris had interests.
     None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

EQUITY COMPENSATION PLAN INFORMATION
     As of December 31, 2005, the Alon USA Energy, Inc. 2005 Incentive Compensation Plan was the only compensation plan under which securities of the Company were authorized for issuance. The 2005 Plan was approved by the Company’s stockholders prior to the date of our initial public offering, in July 2005, and is being submitted to the stockholders for re-approval as part of this proxy statement. See “Proposal 3. Approval of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan.” The table below provides information as of December 31, 2005.

Number of shares of
common stock remaining
	Number of shares of		available for future
	common stock to be issued		issuance under equity
	upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding	(excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	—	N/A	2,121,263

Equity compensation plans not approved by stockholders	—	N/A	—

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Objectives of Executive Compensation Policies
     The objectives of Alon’s executive compensation policies are to attract, motivate and retain qualified management and personnel who are highly talented while ensuring that executive officers and other employees are compensated in a manner that advances both the short and long-term interests of stockholders. In pursuing these objectives, the Compensation Committee believes that compensation should take into account both personal performance and Alon’s performance. In determining compensation levels for Alon’s executive officers, the Compensation Committee considers the scope of an individual’s responsibilities, external competitiveness of total compensation, an individual’s performance and prior experience, the performance of Alon and the attainment of financial and strategic objectives.
Compensation Program Components
     The particular elements of the compensation program for executive officers are further explained below.
     Base Salaries. Base salary levels are designed to attract and retain highly qualified individuals. In establishing salary levels, the Compensation Committee takes into account the scope of the individual’s responsibilities; the individual’s experience; and a subjective assessment of the nature of each executive’s performance and contribution to Alon. The Compensation Committee also considers available information on prevailing compensation levels for executive-level employees at comparable companies in Alon’s industry, taking into account Alon’s size and position within the refining industry. Base salaries are reviewed annually and adjustments are made based primarily on Alon’s recent performance. The 2005 salaries of the most highly compensated executive officers of Alon are shown in “Executive Compensation – Summary Compensation Table.”
     Annual Bonuses. Alon’s refining and marketing employees, including Alon’s named executive officers, are eligible to participate in two plans as described below. Executive officers and key employees may be awarded bonuses outside these plans based on individual performance and contributions.
          Annual Incentive Cash Bonus Plan. Bonuses paid under Alon’s Annual Incentive Cash Bonus Plan are typically distributed to eligible employees in the first quarter of each year based on the previous year’s performance. Each bonus payment is based 75% on meeting or exceeding financial objectives and 25% on meeting or exceeding safety and environmental objectives and the final bonus payment is subject to review and approval by Alon’s Board of Directors. The bonus pool used to pay these bonuses is funded on a calendar basis and starts over at zero after each calendar year. This fund consists of one-third of Alon’s after-tax cash flow, after all planned capital expenditures and certain principal and interest payments under Alon’s indebtedness have been made. The funds available for total bonus payments under this plan are capped at $4.0 million per year. Fines for environmental or safety violations are deducted from the bonus pool.
          Annual 10% Bonus Plan. Bonuses paid under the 10% Bonus Plan are distributed to Alon’s non-union refining and marketing employees in the second quarter of each year based on the previous year’s performance. Each participating employee is eligible to receive a bonus up to a maximum of 10% of his or her salary under the plan. Each participating employee is eligible to receive a bonus amount equal to 40% of the maximum bonus if Alon meets or is below its fixed costs operating budget. Each refinery employee is eligible to receive a bonus amount equal to 30% of the maximum bonus if certain refining margins are achieved. Each non-refinery employee is eligible to receive a bonus amount equal to 30% of the maximum bonus if certain wholesale marketing margins are achieved. All participating employees are eligible to receive a bonus amount of up to 30% of the maximum bonus at the discretion of senior management.
     2005 Incentive Compensation Plan. Alon’s 2005 Incentive Compensation Plan, which is being submitted for approval by the stockholders of Alon, is a component of Alon’s overall executive incentive compensation program. The Incentive Plan permits the granting of awards in the form of options to purchase common stock, stock appreciation rights, restricted shares of common stock, restricted stock units, performance shares, performance units and senior executive plan bonuses to Alon’s directors, officers and key employees. The Compensation Committee believes that the grant of options and similar equity-based awards aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of restricted shares of common stock and similar equity-based awards also allows executive officers to develop and maintain a long-term ownership position in Alon.
     The Incentive Plan is currently administered, in the case of awards to participants subject to Section 16 of the Securities Exchange Act of 1934, by the Board of Directors of Alon, and in all other cases, by the Compensation Committee.

Subject to the terms of the Incentive Plan, the Compensation Committee and the Board of Directors have the full authority to select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Incentive Plan. Awards may be made under the Incentive Plan to eligible directors, officers and employees of Alon and its subsidiaries, provided that awards qualifying as incentive stock options, as defined under the Code, may be granted only to employees.
Chief Executive Officer Compensation
     The annual compensation of Alon’s Chief Executive Officer, Jeff D. Morris, is determined by Mr. Wiessman in consultation with the Board of Directors based on the compensation principles and programs described above. In establishing Mr. Morris’ annual compensation, Mr. Morris’ stock ownership and eligibility for equity awards in Alon Assets and Alon Operating, two subsidiaries of the Company, are taken into account. These awards were granted to Mr. Morris in August 2000 in consideration of Mr. Morris’ role in the formation of Alon and are described in footnote 2 under “Security Ownership of Certain Beneficial Holders and Management.”
     All cash compensation paid to Mr. Morris in 2005 is reflected in the Summary Compensation Table set forth in this Proxy Statement. Mr. Morris did not receive grants or other awards under Alon’s 2005 Incentive Compensation Plan in 2005.
Section 162(m)
     Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by Alon in any one year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the year. This deduction limitation, however, does not apply to certain “performance based” compensation. The Board does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes; however, the Board may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of Alon and the stockholders.

Members of the Compensation Committee

David Wiessman	Jeff D. Morris

AUDIT COMMITTEE REPORT
     Management is responsible for Alon’s system of internal controls and the overall financial reporting process. Alon’s independent registered public accounting firm is responsible for performing an independent audit of Alon’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.
     Following Alon’s initial public offering on July 28, 2006, the Audit Committee reviewed and discussed with both management and Alon’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During 2005, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Alon’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Alon’s internal and disclosure control structure, including its internal control over financial reporting.
     Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of Alon’s audited financial statements in Alon’s annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Members of the Audit Committee

Ron W. Haddock	Zalman Segal	Avraham Shochat
INDEPENDENT PUBLIC ACCOUNTANTS
     Audit Fees. The aggregate fees billed by KPMG LLP (“KPMG”) for professional services rendered for the audit of Alon’s annual financial statements, the review of the financial statements included in Alon’s quarterly reports on Form 10-Q and comfort letters to underwriters were $843,153 for the year ended December 31, 2005 and $610,065 for the year ended December 31, 2004.
     Audit-Related Fees. In 2005, there were no audit-related fees billed by KPMG. In 2004, audit-related services billed by KPMG included $18,880 for audits of Alon’s benefit plan.
     Tax Fees. The aggregate fees billed by KPMG for professional services rendered for tax compliance, tax advice and tax planning were $170,507 for 2005 and $161,248 for 2004.
     All Other Fees. There were no fees billed for 2005 or 2004 by KPMG for products and services other than those described above.
     Pre-Approval Policies and Procedures. In general, all engagements of Alon’s outside auditors, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. During 2005, all of the services performed for Alon by KPMG were pre-approved by the Audit Committee.

STOCKHOLDER RETURN PERFORMANCE GRAPH
     The following performance graph compares the cumulative total stockholder return on Alon common stock as traded on the NYSE, with the Standard & Poor’s 500 Stock Index (the “S&P 500”) and our peer group for the period from July 28, 2005 (the date on which trading in Alon’s common stock on the NYSE commenced) to December 31, 2005, assuming an initial investment of $100 and the reinvestment of all dividends, if any. The “Refining Peer Group” includes Frontier Oil Corporation, Giant Industries, Inc., Tesoro Petroleum Corp. and Valero Energy Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management and Others
     Management and Consulting Agreement with Alon Israel
     Alon Israel provides strategic planning and management consulting services to Alon pursuant to a management and consulting agreement dated as of August 1, 2003. In particular, Alon Israel advises Alon’s management regarding policy initiatives, financial planning and strategic planning relating to Alon’s operations. The management and consulting agreement had an initial term of three years and provided that Alon pay Alon Israel an annual management and consulting fee. Alon paid Alon Israel $4.0 million in 2005 in accordance with the agreement. Upon completion of Alon’s initial public offering, the term of the agreement was extended until December 31, 2009, and Alon’s payment obligations under the agreement were terminated in exchange for an aggregate payment by Alon to Alon Israel of $6.0 million, $2.0 million of which was paid upon completion of Alon’s initial public offering and the remaining $4.0 million of which was paid on January 19, 2006. Alon Israel’s obligations to provide consulting services under the amended agreement will remain in effect through the end of the term of the agreement.
     As of March 31, 2006, Alon Israel was the beneficial owner of approximately 74.3% of Alon’s outstanding common stock. David Wiessman, Alon’s Executive Chairman of the Board, is the Chief Executive Officer, President and a director of Alon Israel. Mr. Wiessman also is the sole beneficiary of a trust which owns 2.0% of Alon Israel in the form of non-voting shares. Mr. Wiessman owns 20% of Bielsol Investments (1987) Ltd., which owns 37.2% of Alon Israel. The remaining 80% of Bielsol Investments (1987) Ltd. is owned by Shebug Ltd., which is wholly-owned by the family of Shraga Biran, the father of Boaz Biran, one of Alon’s directors.
     Service Relationships with Directors
     From September 2002 until May 2005, Mr. Ron W. Haddock, one of Alon’s directors, provided Alon with consulting services related to the U.S. oil and gas industry and new business opportunities. These consulting services were provided pursuant to an oral arrangement that became effective in September 2002. Pursuant to that consulting arrangement, Alon paid Mr. Haddock $12,500 in 2005. The terms of the oral consulting arrangement are based on the terms of a written consulting agreement with Mr. Haddock that expired in September 2002. Alon’s oral consulting arrangement with Mr. Haddock and all obligations with respect to consulting fees were terminated in May 2005.
     Alon entered into an agreement with Mr. Wiessman, effective January 1, 2005, pursuant to which he will serve as Alon’s Executive Chairman of the Board through December 31, 2009. Pursuant to this agreement, Alon will pay Mr. Wiessman, through a company owned by him, a fee of $24,000 per month, and Mr. Wiessman will be entitled to participate in Alon’s employee bonus plan at the same level as its Chief Executive Officer. Mr. Wiessman will be entitled to a 5% fee increase at the end of each of the second, third and fourth year of the new agreement. Alon will also pay the maintenance and utility costs associated with Mr. Wiessman’s Dallas, Texas residence, will provide medical insurance benefits to Mr. Wiessman and will reimburse Mr. Wiessman for airfare incurred to transport his family members between Israel and the United States (up to a maximum of eight tickets per year). Alon may terminate this agreement on six months notice and Mr. Wiessman will be entitled to receive his full compensation and benefits during the notice period. Upon termination of this agreement following the notice period, Alon will be required to pay Mr. Wiessman a fee equal to the product of (1) 200% of his monthly fee multiplied by (2) the number of years of Mr. Wiessman’s service with Alon since August 2000. Alon will also be required to pay Mr. Wiessman twelve months of severance.
     Registration Rights Agreement with Alon Israel
     Pursuant to the terms of a Registration Rights Agreement with Alon Israel, Alon has provided Alon Israel with registration rights, including demand registration rights and “piggy-back” registration rights, with respect to Alon common stock owned by Alon Israel. Alon’s obligations are subject to limitations relating to a minimum amount of common stock required for registration, the timing of registration and other similar matters. Alon is obligated to pay all expenses incidental to such registration, excluding underwriters’ discounts and commissions and certain legal fees and expenses.
     Repayment of Indebtedness
     On August 3, 2005, Alon used a portion of the net proceeds of its initial public offering to repay $20.7 million of outstanding subordinated notes payable to Alon Israel. The subordinated notes bore interest at a fixed rate of 7.0% per annum.

     On February 28, 2005, Alon repaid $25.0 million of outstanding indebtedness borrowed from Alon Israel in August 2002 to finance the purchase of 40% minority interest in Alon USA Capital, Inc., a subsidiary of Alon. This indebtedness bore interest at a rate of 7.0% per annum.
     Alon acquired substantially all of its operating assets from Atofina Petrochemicals, Inc., or Fina, in August 2000. A portion of the financing for this acquisition was provided by issuing an aggregate of $11.2 million of promissory notes to Rosebud Medical Ltd. and Africa Israel Energy Ltd., each of which subsequently assigned a 4.0% interest in such notes to Springer Investments S.A., an investment company wholly owned by David Wiessman. The promissory notes bore interest at a rate of 7.0% per annum. Alon paid all principal and accrued interest on such notes as follows:

	2004	2005	Total
Rosebud Medical Ltd.	$3.4	$3.5	$6.9
Africa Israel Energy Ltd.	3.8	3.8	7.6
Springer Investments S.A.	0.3	0.3	0.6

Total	$7.5	$7.6	$15.1

     Rosebud Medical Ltd., a public company listed on the Tel Aviv Stock Exchange, is owned 76.1% by Tani-Pan Ltd. and 23.91% by public shareholders. Tani-Pan Ltd. is owned 24.5% by Biesol Investments, 51.0% by Mandelboum Gate Ltd. and 24.5% by unrelated third parties. Mr. Wiessman, through a company wholly-owned by him, owns 21.3% of Mandelboum Gate Ltd. and the family of Shraga Biran (the father of Boaz Biran, one of our directors) beneficially owns the remaining 78.7% of Mandelboum Gate Ltd.
     Africa Israel Investments Ltd., a public company listed on the Tel Aviv Stock Exchange, is the sole stockholder of Africa Israel Trade & Agencies Ltd., which owns 26.4% of Alon Israel. Pinchas Cohen, one of our directors, is the Chief Executive Officer of Africa Israel Investment Ltd. Mr. Cohen is also a director of Alon Israel. Shaul Gliksberg, one of our directors, is the Senior Vice President of Finance of Africa Israel Investments Ltd.
     In connection with Alon’s acquisition from Fina, Alon’s subsidiary, Alon Assets, Inc., issued subordinated promissory notes to Mr. Morris and Mr. Hart in principal amounts of $369,364 and $92,341, respectively, bearing interest at 7.0% per annum. In 2002, Alon repaid $236,097 and $59,024 of the principal and accrued interest owed to Mr. Morris and Mr. Hart, respectively. In 2003, Alon repaid $199,725 and $49,931 of the principal and interest owed to Mr. Morris and Mr. Hart, respectively. In April 2005, Alon repaid $10,369 and $1,444 to Mr. Morris and Mr. Hart in full payment of these notes.
Relationships With Directors
     Mr. Boaz Biran, one of Alon’s directors, and the law firm in which he is a partner, Shraga F. Biran & Company, provide legal services to Alon Israel and its subsidiaries, including Alon, and are paid legal fees comparable to fees which would be paid to a third-party performing similar services on an arm’s length basis. During 2005, Alon paid Shraga F. Biran & Company approximately $60,000 in legal fees.
     SCS Beverage
     On February 29, 2004, Alon sold 17 licenses for the sale of alcoholic beverages at 17 stores in New Mexico to SCS Beverage, Inc., a corporation treated as a pass-through entity that is wholly-owned by Jeff D. Morris, Alon’s President and Chief Executive Officer. Under rules and regulations of the New Mexico Alcohol and Gaming Division, or GAD, a holder of a license to sell alcoholic beverages in New Mexico must provide substantial documentation in the application for and annual renewal of the license, including detailed questionnaires and fingerprints of the officers and directors of each entity beneficially owning 10% or more of the holder of the license. Alon engaged in this transaction to expedite the process of renewing the licenses by limiting the required disclosures to one individual stockholder. The purchase price paid by SCS Beverage consisted of approximately $2.6 million for the 17 licenses and approximately $0.2 million for the inventory of alcoholic beverages on the closing date. The purchase price was paid by SCS Beverage issuing to Alon a demand promissory note in the amount of $2.8 million. The demand note is payable solely by transferring the licenses and inventory existing at the time of payment back to Alon. The demand note is secured by a pledge of the licenses and the inventory and a pledge of 100% of the stock of SCS Beverage. Pursuant to the purchase and sale agreement, SCS Beverage granted Alon an option to re-acquire the licenses at any time at a purchase price equal to the same purchase price paid by SCS Beverage to acquire the licenses.

     As the holder of the New Mexico licenses, SCS Beverage is the only party entitled to purchase alcoholic beverages to be sold at the locations covered by the licenses and to receive revenues from the sale of alcoholic beverages at those locations. Simultaneously with the transfer of the licenses, SCS Beverage entered into a premises lease with Alon to lease space at each of the locations covered by the licenses for the purpose of conducting the alcoholic beverages concessions. The total annual payments by SCS Beverage to Alon under this premises lease agreement are approximately $1.85 million, subject to adjustment by Alon based on the volume of sales of alcoholic beverages at the locations covered by the licenses. To date, the profits realized by SCS Beverage from the sale of alcoholic beverages at these locations have not exceeded lease payments by SCS Beverage to Alon and it anticipates that this will continue to be the case in the future. As a result, Mr. Morris has not received any economic benefit from the ownership of SCS Beverage, and Alon does not anticipate that Mr. Morris will derive any economic benefit from his ownership of SCS Beverage in the future.
Alon Assets and Alon Operating Dividends
     On February 28, 2005, Messrs. Morris, Hart and Concienne, each of whom is an executive officer of Alon, were paid cash dividends of $1,127,913, $281,967, and $72,134, respectively, in their capacities as stockholders of Alon Assets, Inc., a subsidiary of Alon. These dividends were funded from the cash proceeds Alon received in conjunction with its contribution of three product pipelines and three product terminals to Holly Energy Partners, LP
     In connection with Alon’s initial public offering, Messrs. Morris, Hart and Concienne received dividend payments from Alon USA Operating, Inc. in the respective amounts of $2,901,495, $725,781 and $246,721. In addition, because the underwriters’ option to purchase additional shares was exercised in full, Messrs. Morris, Hart and Concienne received additional dividend payments from Alon USA Operating, Inc. in the respective amounts of $583,243, $145,292 and $49,594.

PROPOSAL 1.
ELECTION OF DIRECTORS
     The following nominees have been selected by the Board for submission to the stockholders: David Wiessman, Itzhak Bader, Boaz Biran, Pinchas Cohen, Shaul Gliksberg, Ron W. Haddock, Jeff D. Morris, Yeshayahu Pery, Zalman Segal, and Avraham Shochat, each to serve a one-year term expiring at the annual meeting in 2007.
     The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.
Your Board Recommends a Vote “FOR” the Above Nominees.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed KPMG LLP, as the independent registered public accounting firm to audit the consolidated financial statements of Alon for the year ending December 31, 2006. Representatives of KPMG LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.
Your Board Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3.
APPROVAL OF THE ALON USA ENERGY, INC. 2005 INCENTIVE COMPENSATION PLAN
General
     Prior to our initial public offering in July 2005, the Board and Alon’s stockholders approved the Alon USA Energy, Inc. 2005 Incentive Compensation Plan, or 2005 Plan. The Board is currently seeking re-approval of the 2005 Plan so that awards to named executive officers under the 2005 Plan will continue to be deductible under Section 162(m) of the Code. The Code requires that certain material terms of the 2005 Plan be re-approved by Alon’s stockholders at least once every five years in order to remain in compliance with Section 162(m) of the Code. The Board has approved the 2005 Plan as a flexible incentive compensation plan that will allow Alon to utilize different forms of compensation awards to attract, retain and reward eligible participants under the 2005 Plan and strengthen the mutuality of interests between management and Alon’s stockholders.
     Set forth below is a summary of the 2005 Plan, which is qualified in its entirety by the specific language of the 2005 Plan. A copy of the 2005 Plan is attached to this Proxy Statement as Appendix B and incorporated herein by reference.
Summary of the 2005 Plan
     Purpose: The purpose of the 2005 Plan is to attract and retain the best available talent and to encourage the highest level of performance by eligible directors, executive officers and selected employees, and to provide them incentives to set forth maximum efforts for the success of Alon’s business, in order to serve the best interests of Alon and its stockholders.
     Term: The 2005 Plan will expire on July 7, 2015, the tenth anniversary of the date on which it was originally approved by the stockholders. No further awards will be made under the 2005 Plan on or after the tenth anniversary. Awards that are outstanding on the date the 2005 Plan terminates will remain in effect according to their terms and the provisions of the 2005 Plan.

     Administration: Except to the extent administration of the 2005 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2005 Plan will be administered by the Incentive Compensation Committee with respect to participants subject to Section 16 of the Securities Exchange Act of 1934 and the Compensation Committee of the Board with respect to all other participants (the appropriate administering body being hereinafter refereed to as the “Committee”). The Board has assumed administration of the 2005 Plan with respect to awards to participants subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee and the Board have the full authority and discretion to administer the 2005 Plan and to take any action that is necessary or advisable in connection with the administration of the Plan.
     Types of Awards: The 2005 Plan authorizes the granting of awards in any of the following forms:

•	stock options;	•	performance shares;

•	appreciation rights;	•	performance units; and

•	restricted shares;	•	senior executive plan bonuses.

•	restricted stock units;
     Eligible Participants: Executive officers, key employees of Alon or a subsidiary of Alon and eligible directors (as defined below) are eligible to participate in the 2005 Plan, provided that eligible directors shall be able to participate only for purposes of awards of restricted stock. Alon estimates that approximately 19 individuals are currently eligible to be selected by the Committee to receive awards under the 2005 Plan. This group of eligible participants includes eight executive officers, approximately eight key employees and three eligible directors.
     Shares Available Under 2005 Plan: Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the 2005 Plan, a maximum of 2,200,000 shares will be available for grants of all equity awards under the 2005 Plan. Shares of Alon common stock issued pursuant to the 2005 Plan may be shares of original issuance or treasury shares or a combination of the foregoing.
     Limitations on Awards: Awards under the 2005 Plan will be subject to the following limitations:
•	No more than 2,200,000 shares of common stock, subject to adjustment in accordance with the terms of the 2005 Plan, will be issued pursuant to stock options that are intended to qualify as incentive stock options under Section 422 of the Code.

•	The maximum aggregate number of shares of common stock that: (i) may be subject to stock options or appreciation rights granted to a participant during any calendar year will not exceed 100,000 shares plus an additional 100,000 shares if granted to a participant who has not previously been employed by Alon or its subsidiaries; and (ii) may be granted to a participant during any calendar year as performance shares, restricted shares or restricted stock units may not exceed 50,000 shares plus an additional 50,000 shares if granted to a participant who has not previously been employed by Alon or its subsidiaries.

•	The maximum aggregate cash value of payments to any participant for any performance period pursuant to an award of performance units will not exceed $1 million.

•	The payment of a senior executive plan bonus to any participant will not exceed $1 million.
     Stock Options: The Committee may from time to time authorize grants to any participant of options to purchase shares of common stock upon such terms and conditions as it may determine in accordance with the terms of the 2005 Plan. The exercise price of each stock option granted may not be less than 100% of the market value per share on the date of grant. Vesting of stock options will be based on the required period or periods of continuous service of the participant, and may also be contingent upon the participant’s achievement of certain management objectives.
     Appreciation Rights: The Committee may also from time to time authorize grants to any participant of appreciation rights upon such terms and conditions as it may determine in accordance with the provisions of the 2005 Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from Alon upon exercise an amount which will be determined by the Committee at the date of grant and will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise. The “spread” of an appreciation right is the difference between (i) the aggregate fair market value at the time of exercise of the shares of Alon common stock subject to the appreciation right and (ii) the aggregate price per share of Alon common stock at which the appreciation right was granted. An appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option. The amount payable to a participant receiving a grant of appreciation rights under the 2005 plan may be paid in cash, in shares of common stock or in a combination thereof, as determined by the Committee. Vesting of appreciation rights will be based on the required period or periods of continuous service of the participant and may also be contingent upon the participant’s achievement of certain management objectives.
     Restricted Shares: Restricted shares are shares of Alon common stock that are issued to a participant subject to such restrictions on transfer and vesting requirements as may be determined by the Committee in accordance with the 2005 Plan. Each grant or sale of restricted shares will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights, but will remain subject to the restrictions established by the Committee in accordance with the terms of the 2005 Plan. Each grant or sale may limit a participant’s dividend rights during the period in which the restricted shares are subject to any such restrictions. The termination of restrictions applicable to restricted shares may also be subject to the participant’s achievement of specified management objectives.
     Restricted Stock Units: The Committee may also from time to time authorize grants or sales to any participant of restricted stock units upon such terms and conditions as it may determine in accordance with the terms of the 2005 Plan. Each grant or sale will constitute the agreement by Alon to issue or transfer shares of common stock to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Committee may specify. During the applicable deferral period for a given restricted stock unit award, the participant will not have any right to transfer the rights associated with the restricted stock units and will have no ownership or voting rights with respect to the restricted stock units or the underlying shares of Alon common stock associated with the restricted stock units.
     Performance Shares and Performance Units: The 2005 Plan authorizes the Committee to grant performance shares and performance units to participants, which will become payable upon achievement of specified management objectives, and such other terms and conditions as the Committee may determine in accordance with the terms of the 2005 Plan. The payment of performance shares or performance units which become payable to a participant may be made in cash, in shares of Alon common stock or in a combination thereof, as determined by the Committee.
     Senior Executive Plan Bonuses: The Committee may authorize payment of annual incentive compensation to a participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), which incentive compensation will become payable upon the achievement of specified management objectives by the participant. Senior executive plan bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the provisions of the 2005 Plan. The payment of a senior executive plan bonus which becomes payable to a participant may be made in cash, in shares of Alon common stock or in a combination thereof, as determined by the Committee.
     Awards to Eligible Directors. Eligible directors are members of the Board who are not (i) an employee of Alon or any of its subsidiaries or (ii) an officer, director or employee of (A) Alon Israel or any of its affiliates other than Alon or any of its subsidiaries; (B) Africa Israel Investments Ltd. or any of its affiliates; (C) Bielsol Investments (1987) Ltd. or any of its affiliates; or (D) Kibbutz Movement or any of its affiliates. Under the 2005 Plan, each eligible director, when he or she first takes office (other than on the date of an annual meeting of Alon’s stockholders), will be granted retention shares having a value equal to $25,000 as of the date of grant. Each eligible director in office immediately after each annual meeting of Alon’s stockholders during the term of the 2005 Plan will receive a grant of restricted shares having a value equal to $25,000 as of the date of grant.
     The number of restricted shares subject to a grant to an eligible director will be determined by dividing the dollar value of the grant by the closing sales price of a share of Alon common stock on the NYSE or other national securities exchange or market on which the shares are then listed or quoted; provided that, if there are no Alon common stock transactions on such date, the number of shares will be determined with reference to the closing sales price as of the immediately preceding date on which there were Alon common stock transactions.
     Management Objectives: Management objectives may be described in terms of company-wide objectives (i.e., the performance of Alon and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Alon or a subsidiary of Alon in which the participant receiving the award is employed or upon which the participant’s efforts have the most influence. The achievement of the management objectives established by the Committee for any performance period will be determined without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
     The management objectives applicable to any award to a participant who is, or is determined by the Committee to be, likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such award is granted):

•	profitability measures;	•	individual performance;

•	revenue, sales and same store sales measures;	•	supply chain efficiency;

•	business unit performance;	•	customer satisfaction;

•	leverage measures;	•	productivity measures;

•	stockholder return;	•	cash flow measures;

•	expense management;	•	return measures; and

•	asset and liability measures;	•	product development and/or performance.
     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Alon, or the manner in which Alon conducts its business, or any other event or circumstance, the management objectives are no longer suitable, the Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Committee deems appropriate and equitable.
     Transferability: No award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, with the consent of the Committee, by gifts to family members of the participant, including to trusts to which family members of the participant own more than 50% of the beneficial interests, to foundations in which family members of the participant control or the participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the participant or the participant. No stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant, the participant’s guardian or legal representative or any permitted transferee.
     Withholding Taxes: To the extent that Alon is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2005 Plan, and the amounts available to Alon for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Alon for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, a participant may elect to have any withholding obligation of Alon satisfied with shares of common stock that would otherwise be transferred to the participant in payment of the participant’s award.
     Amendments: The 2005 Plan may be amended from time to time by the Compensation Committee or the Board but may not be amended without approval by the stockholders if such amendment would result in the 2005 Plan no longer satisfying any applicable requirements of the NYSE, Rule 16b-3 of the Exchange Act of 1934 or Section 162(m) of the Code. Neither the Compensation Committee nor the Board will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of the stockholders. Furthermore, no stock option will be cancelled and replaced with stock options having a lower option price without further approval of the stockholders.
     Termination: The 2005 Plan may be terminated at any time by action of the Board. The termination of the 2005 Plan will not affect the terms of any outstanding award.

Material U.S. Federal Income Tax Consequences
     The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2005 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.
     Non-Qualified Stock Options: In general, no income will be recognized by a participant at the time a non-qualified stock option is granted. At the time of exercise of the stock option, the participant will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied.
     Incentive Stock Options: In general, no income will be recognized by a participant upon the grant or exercise of an option intended to be an incentive stock option, as defined under Section 422 of the Code. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.
     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).
     Restricted Shares. A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
     Appreciation Rights: Generally, the recipient of a stock appreciation right will not recognize income when the right is granted. Upon exercise of an appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income.
     Restricted Stock Units: A participant will not recognize income upon the grant of restricted stock units. Any subsequent transfer of shares of common stock in satisfaction of the grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the shares at the time of such transfer, reduced by any amount paid by the participant. If the shares transferred constitute substantially non-vested property within the meaning of Section 83 of the Code, the rules described above for restricted shares will generally apply to such shares.
     Performance Shares and Performance Units: No income generally will be recognized upon the grant of performance shares or performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.

     Senior Executive Plan Bonuses: The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received as payment of a bonus.
     Tax Consequences to Alon: To the extent that a participant recognizes ordinary income in the circumstances described above, Alon will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
     Section 409A of the Code. To the extent that any award granted under the 2005 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee intends to cause the award to comply with the requirements of Section 409A and avoid the imposition of penalty taxes and interest upon the participant receiving the award.
New Plan Benefits
Alon USA Energy, Inc. 2005 Incentive Compensation Plan
     Awards under the 2005 Plan are discretionary, Consequently, we cannot currently determine the number or type of awards that will be granted to participants for the 2006 fiscal year, except as indicated in the footnotes. The information in the table below states the benefits that were received by participants under the 2005 Plan during 2005 and are not necessarily indicative of awards, if any, that may be granted to participants for the 2006 fiscal year.

Name and Position	Dollar Value ($) (1)	Number of Units
David Wiessman (3) President and Chief Executive Officer of Alon USA Energy, Inc. (through May 2005); Executive Chairman of the Board (since May 2005)	—	—

Jeff D. Morris President and Chief Executive Officer of Alon USA, Inc. (through May 2005); President and Chief Executive Officer of Alon USA Energy, Inc. (since May 2005)	—	—

Claire A. Hart Senior Vice President	—	—

Joseph A. Concienne Vice President of Refining and Transportation	—	—

Harlin R. Dean Vice President, General Counsel and Secretary	$319,961	15,669

Joseph Israel Vice President of Mergers and Acquisitions	$252,954	14,122

Executive Group	$826,069	44,160

Non-Executive Director Group (2)	$155,250	15,274

Non-Executive Officer Employee Group	$325,390	19,303

(1)	Dollar values are determined by multiplying the number of units received by the participant by the closing sales price of a share of Alon common stock on the NYSE on the date of grant (less any consideration paid by the participant).

(2)	In 2006 each of three eligible directors (as defined above) will receive an award of $25,000 worth of restricted stock on the date of Alon’s annual meeting of stockholders. The number of shares of restricted stock subject to a grant will be determined by dividing $25,000 by the closing sales price of a share of Alon common stock on the NYSE or other national securities exchange or market on which the shares are then listed or quoted; provided that, if there are no Alon common stock transactions on such date, the number of shares will be determined with reference to the closing sales price as of the immediately preceding date on which there were Alon common stock transactions. Any change in the number of non-employee directors would affect this amount.
Your Board Recommends a Vote “FOR” Proposal 3.

OTHER MATTERS
     The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
STOCKHOLDER PROPOSALS
Stockholder Recommendations for Nomination of Directors.
     The Board will consider nominees for directors recommended by stockholders of Alon and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the Board. Stockholders wishing to make such recommendations should write to the Board of Directors in care of the Secretary of Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications and other relevant biographical information.
Stockholder Proposals for Annual Meeting in 2007
     To be considered for inclusion in Alon’s proxy statement for Alon’s 2007 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be in writing and submitted to the Secretary of Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, and must otherwise comply with the requirements of Rule 14a-8. The proposal must be received no later than 120 days prior to April 13, 2007 for Alon to consider it for inclusion.
     Stockholders who desire to present business at Alon’s 2007 annual meeting of stockholders, without inclusion in the proxy statement for such meeting, including a nomination of a candidate for election as director at such meeting, must notify Alon’s Secretary of such intent in accordance with Alon’s by-laws by writing to the Secretary of Alon USA Energy, Inc., 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251. To be timely, such notice must be received not later than 60 days prior to April 13, 2007 nor earlier than 90 days prior to April 13, 2007, provided that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. The advance notice must also meet the other requirements of Section 8(c) of Alon’s by-laws. You may obtain a copy of Alon’s by-laws on Alon’s website (www.alonusa.com) or by writing to Alon’s Secretary at the address above.
     The above Notice of Annual Meeting of Stockholders and Proxy Statement are sent by order of the Board.
Harlin R. Dean
Vice President, General Counsel and Secretary
April 13, 2006

APPENDIX A
AUDIT COMMITTEE CHARTER
Purposes
     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Alon USA Energy, Inc. (the “Company”) is to assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory compliance, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditor, and to prepare an audit committee report for inclusion in the Company’s annual proxy statement.
Composition
     Size. The size of the Committee shall be as determined by the Board from time to time, but shall consist of no fewer than three members.
     Qualifications.
1.	Independence. Each Committee member shall meet the applicable independence criteria of (a) the rules of the New York Stock Exchange, Inc. (the “NYSE”), as such requirements are interpreted by the Board in its business judgment and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the NYSE; provided, however, that (x) no members of the Committee need meet such criteria prior to the effectiveness of the registration of the Company’s initial public offering of common stock under the Securities Act of 1933, (y) only one member of the Committee need satisfy such criteria from the time of such effectiveness to the ninetieth day after the date of such effectiveness, and (z) only a majority of such members need satisfy such criteria from the ninetieth day after the date of such effectiveness to the first anniversary of the date of such effectiveness.

2.	Financial Literacy and Expertise. Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall determine, in its business judgment, whether at least one member has such financial sophistication. The designation or identification of a person as having such financial sophistication shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or the Board.
     Appointment and Removal. The Board will select the Committee members. The Board will select a Committee Chair from among Committee members. Each Committee member will serve at the pleasure of the Board for such term as the Board may determine or until such Committee member is no longer a Board member.
Duties and Responsibilities
     The Committee is responsible for overseeing, on behalf of the Board, the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

     The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor will report directly to the Committee.
     Specific duties and responsibilities of the Committee are set forth below:
1.	Retain the Independent Auditor. The Committee has the sole authority to (a) retain and terminate the Company’s independent auditor, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company’s independent auditor. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. The Committee Chair, or any other Committee member designated by the Committee Chair, has the authority to grant interim pre-approvals of non-audit engagements required by such sections; provided, however, that if the Committee Chair, or his or her designee, pre-approves services pursuant to this authority, then the Committee Chair, or his or her designee, shall report such pre-approval to the full Committee at the next scheduled meeting of the Committee.

2.	Review and Discuss the Independence of the Auditor. In connection with the retention of the Company’s independent auditor, the Committee is to, at least annually, review and discuss the information provided by management and the auditor relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditor. The Committee is responsible for (a) ensuring that the independent auditor submits at least annually to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with applicable independence standards, including Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor, and (c) taking, or recommending that the Board take, appropriate action to oversee the independence of the auditor. In connection with the Committee’s evaluation of the auditor’s independence, the Committee shall also review and evaluate the lead partner of the independent auditor and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

3.	Set Hiring Policies. The Committee is to set hiring policies for employees or former employees of the independent auditor, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4.	Review and Discuss the Audit Plan. The Committee is to review and discuss with the independent auditor the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing.

5.	Review and Discuss Conduct of the Audit. The Committee is to review and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management, and (c) any significant issues discussed with the independent auditor’s national office. The Committee is to decide all unresolved disagreements between management and the independent auditor regarding financial reporting.

6.	Meet to Review and Discuss Financial Statements and Disclosures. The Committee is to meet to review and discuss with appropriate officers of the Company and the independent auditor the annual audited and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

7.	Review and Discuss Earnings Press Releases. The Committee is to discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made, and the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.

8.	Review and Discuss the Recommendations of Independent Auditor. The Committee is to review and discuss recommendations made by the independent auditor, as well as such other matters, if any, as officers of the Company may desire to bring to the attention of the Committee.

9.	Review and Discuss the Audit Results. The Committee is to review and discuss with the independent auditor (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and (d) the reports of the results of such other examinations outside of the course of the independent auditor’s normal audit procedures that the independent auditor may from time to time undertake.

10.	Discuss Risk Management Policies. The Committee is to discuss guidelines and policies with respect to risk assessment and risk management, including guidelines and policies governing the process by which the Company’s senior management assesses and manages the Company’s exposure to risk.

11.	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee is to establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE.

12.	Board Reports. The Committee should report its activities to the Board at least annually in such manner and at such times as the Committee or the Board deems appropriate.

13.	Other Delegated Duties or Responsibilities. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.
Meetings
     The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary to comply with its responsibilities under this Charter. The Committee Chair shall be responsible for calling meetings of the Committee, establishing the agenda for each Committee meeting and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.
     The Committee may request any officer or other employee of the Company, or the Company’s outside legal counsel or independent auditor to attend a meeting or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company’s management, the internal auditor and the independent auditor periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditor or such other persons believe should be discussed privately.
Resources and Authority
     The Committee shall have the appropriate resources and authority to discharge its responsibilities, including, without limitation, the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.
     The Company will provide for appropriate funding, in such amounts as the Committee deems necessary, for payment of (a) compensation to the Company’s independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Review
     At least annually, the Committee shall (a) review the adequacy of this Charter with the Board and recommend any changes to the Board that the Committee determines to be appropriate, and (b) evaluate its own performance against the requirements of this Charter and report the results of this evaluation to the Board. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

APPENDIX B
2005 INCENTIVE COMPENSATION PLAN
     Alon USA Energy, Inc., a Delaware corporation (the “Company”), establishes the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (the “Plan”), effective as of July 6, 2005, subject to stockholder approval.
     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.
     2. Term. The Plan will expire on the tenth anniversary of the date on which it is approved by the stockholders of the Company. No further Awards will be made under the Plan on or after such tenth anniversary. Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.
     3. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:
          (a) Appreciation Right means a right granted pursuant to Section 7.
          (b) Award means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares.
          (c) Board means the Board of Directors of the Company.
          (d) Code means the Internal Revenue Code of 1986, as in effect from time to time.
          (e) Committee means:
(i)	with respect to any matter arising under the Plan that relates to a Participant who is subject to Section 16 of the Exchange Act, the Incentive Compensation Plan Committee appointed by the Board, which committee at all times will consist of two or more members of the Board, all of whom are intended (A) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Stock is traded and (B) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted to such Participant under the Plan;

(ii)	with respect to any matter arising under the Plan that relates to any other Participant, the Compensation Committee of the Board; and

(iii)	to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17, the Board.
          (f) Common Stock means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.
          (g) Date of Grant means the date specified by the Committee on which an Award will become effective.
          (h) Deferral Period means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.

          (i) Eligible Director means a member of the Board who is not (i) an employee of the Company or any Subsidiary or (ii) an officer, director or employee of (A) Alon Israel Oil Company or any of its affiliates other than the Company or any Subsidiary; (B) Africa Israel Investments Ltd. or any of its affiliates; (C) Bielsol Investments (1987) Ltd. or any of its affiliates; or (D) Kibbutz Movement or any of its affiliates.
          (j) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.
          (k) Exchange Act means the Securities Exchange Act of 1934, as amended.
          (l) Grant Price means the price per share of Common Stock at which an Appreciation Right is granted.
          (m) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
          The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):
(i)	profitability measures;

(ii)	revenue, sales and same store sales measures;

(iii)	business unit performance;

(iv)	leverage measures;

(v)	stockholder return;

(vi)	expense management;

(vii)	asset and liability measures;

(viii)	individual performance;

(ix)	supply chain efficiency;

(x)	customer satisfaction;

(xi)	productivity measures;

(xii)	cash flow measures;

(xiii)	return measures; and

(xiv)	product development and/or performance

          If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.
          (n) Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded.
          (o) Option Price means the purchase price per share payable on exercise of a Stock Option.
          (p) Participant means a person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other key employee of the Company or any Subsidiary, or who at that time is an Eligible Director, provided that an Eligible Director shall be a Participant only for purposes of Awards of Restricted Shares.
          (q) Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.
          (r) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.
          (s) Performance Unit means a unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.
          (t) Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.
          (u) Restricted Stock Units means an Award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified Deferral Period.
          (v) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.
          (w) Senior Executive Plan Bonus means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.
          (x) Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.
          (y) Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6.
          (z) Subsidiary means (i) any corporation of which at least 50% of the combined voting power of the then outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.
          (aa) Voting Stock means the securities entitled to vote generally in the election of directors or persons who serve similar functions.
     4. Shares Available Under Plan. The aggregate number of shares of Common Stock that may be (i) subject to an Award of Appreciation Rights or Stock Options or (ii) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses

will not exceed in the aggregate 2,200,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that relate to Awards that expire or are forfeited. The number of shares of Common Stock available under this Section 4 will not be adjusted to include (i) any shares withheld by, or tendered to, the Company in payment of the Option Price with respect to a Stock Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (ii) any shares subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right.
     5. Limitations on Awards. Awards under the Plan will be subject to the following limitations:
          (a) No more than 2,200,000 shares of Common Stock, subject to adjustment as provided in Section 4, may be subject to an Award of Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.
          (b) The maximum number of shares of Common Stock that:
(i)	may be subject to Stock Options or Appreciation Rights granted to a Participant during any calendar year will not exceed 100,000 shares plus an additional 100,000 shares with respect to Stock Options or Appreciation Rights granted a Participant who has not previously been employed by the Company or any Subsidiary and

(ii)	may be granted to a Participant during any calendar year as Performance Shares, Restricted Shares or Restricted Stock Units may not exceed 50,000 shares plus an additional 50,000 shares with respect to Performance Shares, Restricted Shares or Restricted Stock Units granted a Participant who has not previously been employed by the Company or any Subsidiary.
               The limitations set forth in this Section 5(b) will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.
          (c) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $1 million.
          (d) The payment of a Senior Executive Plan Bonus to any Participant will not exceed $1 million.
     6. Stock Options. The Committee may from time to time authorize grants of options to any Participant to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 0. Each Participant who is a key employee of the Company or any Subsidiary will be eligible to receive a grant of Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of shares of Common Stock to which it relates.
          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.
          (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.
          (d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (e) Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.
          (f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.
          (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.
          (h) Any grant may provide for the earlier exercise of the Stock Options in the event of a change in control or other similar transaction or event.
          (i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.
          (j) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
          (k) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.
          (l) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
          (m) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.
          (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.
          (c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.
          (d) Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.
          (e) Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.
          (f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.
          (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.
          (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a change in control or other similar transaction or event.
          (i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
          (j) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
          (k) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     8. Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
          (b) Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.
          (c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.
          (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.
          (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a change in control or other similar transaction or event.
          (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).
          (g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
          (h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

     9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by the Company to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
          (b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control or other similar transaction or event.
          (c) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.
          (d) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
          (e) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     10. Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.
          (b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.
          (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.
          (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
          (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.
          (f) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.
          (g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
          (h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a change in control or other similar transaction or event and provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     11. Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 5(d), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:
          (a) No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.
          (b) Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
          (c) If a change in control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. The Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.
          (d) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.
     12. Awards to Eligible Directors.
          (a) Effective upon the consummation of the Company’s initial public offering, each Eligible Director will be granted Restricted Shares having an aggregate Market Value per Share equal to $25,000 on the Date of Grant.
          (b) Following the Company’s initial public offering, on the date of an Eligible Director’s first election to the Board, if such date is not also the date of an annual meeting of the stockholders of the Company, and immediately after each annual meeting of the stockholders of the Company, each Eligible Director will be granted Restricted Shares having an aggregate Market Value per Share equal to $25,000 on the Date of Grant.
          (c) Each grant of Restricted Shares to an Eligible Director will vest in three equal installments on the first, second and third anniversaries of the Date of Grant and may not be sold or otherwise transferred (other than by will or the laws of descent and distribution) prior to such vesting date. If, prior to a vesting date, an Eligible Director voluntarily resigns or is removed from the Board, the Eligible Director’s unvested Restricted Shares will be forfeited and cancelled. In the event of an Eligible Director’s retirement from the Board, death or disability prior to a vesting date, all unvested Restricted Shares will become fully vested.
     13. Transferability. No Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, with the consent of the Committee, by gifts to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant. No Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.
     14. Adjustments.
          (a) The Committee may make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Evidence of Award under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.
          (b) The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 18; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A.
     15. Fractional Shares. the Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.
     17. Administration of the Plan.
          (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.
          (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

          (c) It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.
          (d) If the administration of the Plan is assumed by the Board pursuant to Section 17(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.
     18. Amendments and Other Matters.
          (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.
          (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company. The provisions of this Section 18 are intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 18.
          (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.
          (d) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (e) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.
     19. Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ALON’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006, AND APPROVAL OF THE ALON USA ENERGY, INC. 2005 INCENTIVE COMPENSATION PLAN.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

For all	Exceptions						PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Nominees				FOR	AGAINST	ABSTAIN
1. Election of Directors: Nominees: 01 Itzhak Bader 02 Boaz Biran 03 Pinchas Cohen 04 Shaul Gliksberg 05 Ron W. Haddock 06 Jeff D. Morris 07 Yeshayahu Pery 08 Zalman Segal 09 Avraham Shochat 10 David Wiessman	☐	☐	2.	Ratification of the appointment of KPMG LLP as Alon’s independent registered accounting firm for 2006:	☐	☐	☐	Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The stockholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith.

				FOR	AGAINST	ABSTAIN	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
		3.	Approval of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan:	☐	☐	☐
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Signature	Signature	Date

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▲ FOLD AND DETACH HERE ▲
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ALON USA ENERGY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006
     David Wiessman and Jeff D. Morris, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.01 per share, of Alon USA Energy, Inc. held of record by the undersigned on March 24, 2006, at the Annual Meeting of Stockholders to be held at 9:00 a.m. Dallas, Texas time on May 9, 2006, at The Frontiers of Flight Museum located at 6911 Lemmon Avenue, Dallas, Texas 75209 and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.
     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 and 3.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
ANNUAL MEETING OF STOCKHOLDERS OF
ALON USA ENERGY, INC.
May 9, 2006
Plese date, sign and mail
your proxy card in the
envelope provided as soon as possible.
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